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                                                                    EXHIBIT 23.6

                     [ROBINSON-HUMPHREY COMPANY LETTERHEAD]

                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.


     We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated May 8, 1996, as set forth as Appendix C to the Proxy Statement-Prospectus and to the summarization thereof in the Proxy Statement-Prospectus under the caption "the Merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                          /s/  THE ROBINSON-HUMPHREY COMPANY,
                                          INC.

                                          --------------------------------------
                                          THE ROBINSON-HUMPHREY COMPANY, INC.

Atlanta, Georgia
May 8, 1996